EXHIBIT 4.1

                                                                  EXECUTION COPY

                 AMENDMENT NO. 1 TO THE SERIES [____] SUPPLEMENT


           THIS Amendment No. 1 to the SERIES [____] SUPPLEMENT, dated as of November 30, 2004 ("Amendment No. 1"), by and among AICCO Premium Finance Master Trust (f/k/a AIG Credit Premium Finance Master Trust), a Delaware statutory trust, as Issuer ("Issuer") and JPMorgan Chase Bank, N.A., as successor-in-interest to Bank One, NA, a national banking association, as trustee (together with its successors in trust under the Base Indenture referred to below, the "Trustee"). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Supplement.

           WHEREAS, the Issuer and the Trustee are parties to that certain Series [____] Supplement, dated as of [_____] (the "Supplement") to the Base Indenture, dated as of November 8, 1999, between the Issuer and the Trustee (as amended, modified, restated or supplemented from time to time, the "Base Indenture");

           WHEREAS, the Issuer and the Trustee desire to amend certain provisions of the Agreement as set forth in this Amendment No. 1 in accordance with Section 8 of the Supplement; and

           WHEREAS, the Rating Agency Condition (as defined in the Base Indenture) has been satisfied;

           NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

           1. Definitions. Capitalized terms used herein without definition have the respective meanings assigned thereto in the Supplement.

           2. Amendment to Definitions in Supplement.

                (a) The definition of "Class C Initial Investor Interest" shall be replaced in its entirety with the following definition:

                      ""Class C Initial Investor Interest" means the aggregate initial principal amount of the Class C Notes, which is $[________] effective as of November 30, 2004."

                (b) The definition of "Excess Insurer Concentration Amounts" shall be replaced in its entirety with the following definition:

                      "Excess Insurer Concentration Amounts" is defined in clauses (ii), (iii), (iv), (v) and (vi) of the definition of Excess Receivables Amount."

                (c) The definition of "Excess Insurer Default Amount" shall be deleted in its entirety.

                (d) The definition of "Excess Receivables Amount" shall be replaced in its entirety with the following definition:

                      "Excess Receivables Amount" means, as of any date of determination, the sum of:

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           (i) the aggregate unpaid principal balance of all Principal
Receivables as of the end of the immediately preceding Monthly Period having the same Insured but only to the extent such aggregate balance is in excess of such Insured's Single Insured Concentration Percentage times the aggregate unpaid principal balance of all Principal Receivables as of the end of such Monthly Period (such aggregate excess amounts, the "Excess Insured Concentration Amounts"); and

           (ii) for each insurer (including any affiliated insurer) to the extent not included in clause (iii), (iv) or (v) below:

                (a) if more than 3.0% of the aggregate unpaid principal balance of all Principal Receivables as of the end of such Monthly Period arise from Premium Finance Obligations made to finance premiums due to the same Tier 3 Insurer, the aggregate unpaid principal balance of such Principal Receivables but only to the extent in excess of such percentage;

                (b) if more than 7.0% of the aggregate unpaid principal balance of all Principal Receivables as of such Monthly Period arise from Premium Finance Obligations made to finance premiums due to the same Tier 2 Insurer, the aggregate unpaid principal balance of such Principal Receivables but only to the extent in excess of such percentage;

                (c) if more than 11.0% of the aggregate unpaid principal balance of all Principal Receivables as of the end of such Monthly Period arise from Premium Finance Obligations made to finance premiums due to the same Tier 1 Insurer (other than an Exempt Tier 1 Insurer), the aggregate unpaid principal balance of such Principal Receivables but only to the extent in excess of such percentage;

           (iii)the sum, for the top 4 Tier 3 Insurers (including any affiliated insurer for each of the top 4 Tier 3 Insurers) if more than 7.5% of the aggregate unpaid principal balance of all Principal Receivables as of the end of such Monthly Period arise from Premium Finance Obligations made to finance premiums due to the same Tier 3 Insurers, of the aggregate unpaid principal balance of such Principal Receivables but only to the extent in excess of such percentage;

           (iv) the sum, for the top 4 Tier 2 Insurers (including any affiliated insurer for each of the top 4 Tier 2 Insurers) if more than 22.5% of the aggregate unpaid principal balance of all Principal Receivables as of the end of such Monthly Period arise from Premium Finance Obligations made to finance premiums due to the same Tier 2 Insurers, of the aggregate unpaid principal balance of such Principal Receivables but only to the extent in excess of such percentage;

           (v) the sum, for the top 4 Tier 1 Insurers (including any affiliated insurer for each of the top 4 Tier 1 Insurers) if more than 35.0% of the aggregate unpaid principal balance of all Principal Receivables as of the end of such Monthly Period arise from Premium Finance Obligations made to finance premiums due to the same Tier 1 Insurers (other than the Exempt Tier 1 Insurers), of the aggregate unpaid principal balance of such Principal Receivables but only to the extent in excess of such percentage; and


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           (vi) the excess of the aggregate unpaid principal balance of
Principal Receivables relating to Deferred Payment Obligations (other than Exempt Deferred Payment Obligations) over 10% of the aggregate unpaid principal balance of all Principal Receivables, each as of the end of such Monthly Period.

           For purposes of making any calculation pursuant to clauses (ii) through (vi) above, an amount that would be part of the Excess Receivables Amount under such clause shall be taken into account only to the extent not already taken into account under clause (i) above. For purposes of making any calculation pursuant to clause (vi) above, an amount that would be part of the Excess Receivables Amount under such clause shall be taken into account only to the extent not already taken into account under clauses (i) through (v) above. Such amounts calculated pursuant to clauses (ii) through (vi) above, the "Excess Insurer Concentration Amounts".

           For purposes of any determination based on or relating to the rating of an insurer, if the obligations of an insurer in connection with a Premium Finance Obligation are supported by a letter of credit, guarantee or other credit enhancement, then the Servicer shall deem the insurer to have the ratings of the letter of credit provider or guarantor or the ratings associated with such other credit enhancement; provided that (a) in the case of a letter of credit, it is irrevocable, unconditional and either (1) complies with S&P's criteria for letters of credit in existence at such time or (2) the Rating Agency Condition is satisfied and (b) in the case of a guarantee or other credit enhancement, the Rating Agency Condition is satisfied.

                (e) The definition of "Initial Investor Interest" is replaced in its entirety with the following definition:

                      "Initial Investor Interest" means the aggregate initial principal amount of the Notes, which is $[_______] effective as of November 30, 2004"

                (f) The definition of "Long-Term Receivables" shall be deleted in its entirety.

                (g) The definition of "Minimum Trust Interest" shall be replaced in its entirety with the following definition:

                      "Minimum Trust Interest" means for any date of determination an amount equal to (a) the product of 104% (or such lesser percentage that satisfies the Rating Agency Condition) times the aggregate investor interest (or adjusted investor interest if applicable) for all Series outstanding as of such date minus (b) the aggregate investor interest (or adjusted investor interest if applicable) for all Series outstanding as of such date plus (c) the Excess Receivables Amount as of such date plus (d) the portion of the principal balance of the Receivables having a remaining term of more than twelve months that is in excess of 10% of the principal balance of the Receivables.

                (h) The definition of "S&P Non-AAA Insurer" is deleted in its entirety.

                (i) The definition of "S&P Non-Investment Grade Insurer" is deleted in its entirety.

                (j) The definition of "Single Insured Concentration Percentage" shall be replaced in its entirety with the following definition:

           "Single Insured Concentration Percentage" means for a given Insured
2%.

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                (k) The definition of "Unconcentrated 240+ Day Delinquency
Percentage" is deleted in its entirety.

                (l) The definition of "Unconcentrated Insured Amount" is deleted in its entirety.

                (m) The following definitions shall be added to Section 1 in alphabetical order:

           "Exempt Tier 1 Insurer" means, on any date of determination, applying if applicable the Split Rating Determination Methodology, an insurer that has a then current (i) claims-paying ability rating, if available, otherwise a senior unsecured rating, from Standard and Poor's of AAA (or if such entity is AIG or an affiliate of AIG, at least AA-) and/or (ii) insurance financial strength rating, if available, otherwise a senior unsecured rating, from Moody's of Aaa (or if such entity is AIG or an affiliate of AIG, at least Aa3).

           "Split Rating Determination Methodology" means (i) in the event that an insurer has a split rating from Standard & Poor's and Moody's, the insurer will be considered to have a single rating equal to the lower of the two ratings, and (ii) in the event an insurer is rated by one rating agency but not both rating agencies, that rating will be reduced by one full rating category.

           "Tier 1 Insurer" means, on any date of determination, applying, if applicable, the Split Rating Determination Methodology, an insurer that has a then current (i) claims-paying ability rating, if available, otherwise a senior unsecured rating, from Standard and Poor's of at least A- and/or (ii) insurance financial strength rating, if available, otherwise a senior unsecured rating, from Moody's of at least A3.

           "Tier 2 Insurer" means, on any date of determination; applying, if applicable, the Split Rating Determination Methodology, an insurer that has a then current (i) claims-paying ability rating, if available, otherwise a senior unsecured rating, from Standard and Poor's of at least BBB- and/or (ii) insurance financial strength rating, if available, otherwise a senior unsecured rating, from Moody's of at least Baa3.

           "Tier 3 Insurer" means, on any date of determination, applying, if applicable, the Split Rating Determination Methodology, (i) an insurer that as of the end of the immediately preceding Monthly Period has a then current (a) a claims-paying ability rating, if available, otherwise a senior unsecured rating, of below investment grade from Standard & Poor's and/or (b) an insurance financial strength rating, if available, otherwise a senior unsecured rating, of below investment grade by Moody's; or (ii) an insurer that as of the end of the immediately preceding Monthly Period has been rated by neither Standard & Poor's nor Moody's.

           3. Amendments to Section 3. Article 5 of Base Indenture.

           A. Amendment to Section 5.16 Investor Charge-Offs. Section 5.16 is amended by deleting subsection (e) thereof in its entirety and replacing it with "(e) [Reserved].".

           4. Amendment to Section 5 (Series [____] Pay Out Events). Section 5 is amended by


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                (a) deleting the last paragraph thereof in its entirety;

                (b) replacing the "6%" in subsection (e) thereof with "8%";

                (c) deleting subsection (h) in its entirety;

                (d) revising existing subsection references (i) through (l) accordingly;

                (e) deleting the existing reference to subsection (h) in the first line of the paragraph immediately following existing subsection (d) under "Trust Pay Out Event" and replacing the existing reference to subsection (l) to a reference to subsection (k) therein; and

                (f) adding a reference to subsection (h) in the beginning of the last sentence of the paragraph immediately following the existing subsection (d) under "Trust Pay Out Event" and deleting the existing reference to subsection
(k) in such sentence.

           5. Amendment to Section 7 (Early Pay Off). Section 7 of the Supplement shall be amended to add the following paragraph at the end thereof:

           "The Early Payoff rights of the Seller described in this Section 7 will terminate in the event that, as a result of changes in applicable accounting principles, such Early Payoff rights would cause the transfer of the Receivables to not be treated as a sale under such accounting principles."

           6. Amendment to Section 12 (DPO Return Amounts). Section 12 of the Supplement is deleted in its entirety and replaced with "SECTION 12 [Reserved.]"

           7. In furtherance of the changes and to further give effect to the definition of Minimum Trust Interest, the Indemnity Agreement, dated as of October 15, 2000, as amended, shall be deemed of no force and effect as of the date hereof.

           8. Each party represents as to itself that it has duly and validly executed and delivered this Amendment No. 1 and that, assuming this Amendment No. 1 has been duly and validly executed and delivered by the other party hereto, this Amendment No. 1 constitutes the legal, valid and binding obligation of such party, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

           9. Except as modified herein, each of the parties hereto acknowledges and agrees that it continues to be bound by each of the terms and provisions of the Agreement, which terms and provisions, as amended hereby, shall continue in full force and effect.

           10. This Amendment No. 1 may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that both parties need not sign the same counterpart.

           11. This Amendment No. 1 shall be governed by and construed in accordance with the laws of the State of New York.

           12. This Amendment No. 1 shall be effective as of November 30, 2004.

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           IN WITNESS WHEREOF, the parties hereto have caused this Amendment No.
1 to be duly executed by their respective officers as of the day and year first above written.

                                 AICCO PREMIUM FINANCE
                                 MASTER TRUST, as Issuer

                                 By: CHASE MANHATTAN BANK
                                     USA, National Association
                                     not in its individual capacity but solely
                                     as Owner Trustee


                                 By:
                                     -------------------------------------------
                                       Name:
                                       Title:


                                 JPMORGAN CHASE BANK, N.A. as successor-
                                 in-interest to BANK ONE, NATIONAL ASSOCIATION, as Trustee


                                 By:
                                     -------------------------------------------
                                       Name:
                                       Title:








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